UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

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Climate Change Crisis Real Impact I Acquisition Corporation

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On February 5, 2021, Climate Change Crisis Real Impact I Acquisition Corporation’s Chief Executive Officer, David Crane, spoke on GreenBiz 350 Podcast. Below is a copy of the transcript of the GreenBiz 350 Podcast interview, which is being filed herewith as a soliciting material.

David Crane, Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”)

GreenBiz 350 Podcast Interview Transcript

February 5, 2021

Katie Fehrenbacher, GreenBiz 350 Podcast (32:40): Hi, this is Katie Bucher, senior writer and analyst, covering sustainable transportation for green GreenBiz. A few weeks ago, a company that owns one of the biggest electric vehicle charging networks in the U.S., called EVgo, announced that it plans to become a publicly traded company. Companies go public every day in America, but EVgo isn’t opting for the traditional route. It's merging with what's called a special purpose acquisition company, or a SPAC. Two years ago, SPACs were a relatively underused financial tool, but last year they became the hot thing on Wall Street for climate tech companies and in particular, for electric vehicle companies. EVgo’s public play, which we'll see it raise over $500 million, is an example of the big promise of electric vehicles in 2021. But to me, it's also a really fascinating personal story. It's part of the legacy of David Crane. David Crane is an investor and was the former CEO of the large energy player, NRG Energy. A decade ago, while leading NRG, Crane helped create EVgo as a division of the company.

The idea was a bit before its time. There were only a handful of EV models on the market in 2010 and in 2015, Crane left NRG, and a year later, EVgo was sold off to outside investors. But fast forward, 10 years later, and that idea has finally come. So what's Crane's role today? He and his team created that SPAC, the financial tool I told you about earlier that merged with EVgo to take it public. I thought there was something just so poetic about the company slowly coming full circle under Crane's leadership. I couldn't resist and I jumped on a Zoom call to chat with him about it. He was less nostalgic than me, but here's what he had to say about the deal when I pressed him on how he felt about the reunion.

David Crane, CRIS (34:39): I guess there's certain aspects of that that are, are satisfying. I think the, the main aspect is, it's just so gratifying. I think we started EVgo go in 2010 and we knew when we started that we were five years too early. But I said at the time, well, it's not a lot of money. And if we wait until it's really right, you know, the ExxonMobils will have jumped in or the giant utilities, and they will just brush us aside. So as a medium-sized company, we have to get out there early. So, I knew we were five years too early, but it's really been 10 years, right. Because, uh, and, and, and timing is everything in business. So I guess, any sort of personal gratification, I, I feel about being part of the EVgo story again, is far outweighed just by the excitement I feel about this as a revolution whose time has finally come.

Katie Fehrenbacher, GreenBiz 350 Podcast (35:41): A revolution indeed. But Crane has been around long enough that he has a higher level perspective. His family owns four electric vehicles and three of those, he acquired a decade ago -- a Fisker Karma, a Tesla Roadster, and a first-generation Nissan Leaf. For him, the EV revolution might finally be here, but he's hoping it goes faster than expected.

David Crane, CRIS (36:04): These projections are talking about one out of every four cars being sold in 2030 being electric. And I'm like, well, what about the other three out of four? It's flat screen TVs went from 0% market share at a hundred percent market share in a decade. Why, why can't we achieve that with plugin transportation? So I like to think that while some people are, or, you know, suggesting that this current, you know, sort of enthusiasm is actually misplaced euphoria, that in fact that the history will look back, that we were actually more cautious than we needed to be.

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Additional Information and Where to Find It

On January 21, 2021, Climate Change Crisis Real Impact I Acquisition Corporation, a Delaware corporation (“CRIS”), and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of CRIS entered into a business combination agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “EVgo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings. The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

In connection with the proposed business combination, CRIS intends to file preliminary and definitive proxy statements with the SEC. The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360.

Participants in the Solicitation

CRIS, EVgo, Holdings and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s final prospectus filed with the SEC on September 30, 2020 in connection with CRIS’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that CRIS intends to file with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Schedule 14A that are not historical facts may constitute forward-looking statements are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Schedule 14A, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Schedule 14A, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the Securities and Exchange Commission, as well as the preliminary and the definitive proxy statements that CRIS intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this Schedule 14A. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this Schedule 14A. Accordingly, undue reliance should not be placed upon the forward-looking statements.